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                                                                   Exhibit 10.29


        FIRST AMENDMENT TO REVOLVING CREDIT, EQUIPMENT LOAN AND SECURITY
                                    AGREEMENT

THIS First Amendment to Revolving Credit, Equipment Loan and Security Agreement (the "Amendment") amends that certain Revolving Credit, Equipment Loan and Security Agreement dated as of August 6, 2003 (the "Agreement") between TRANSACT TECHNOLOGIES INCORPORATED (the "Borrower"), and Banknorth N.A., a national banking association (the "Bank") (collectively, the Agreement, the Amendment and any further or other amendment shall be referred to as the "Credit Agreement") is made and entered into this 12th day of November 2004 by and between the Borrower and the Bank. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Credit Agreement.

      In consideration of mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank do hereby amend the Credit Agreement as follows:

      1. Section 2.4 (c) of the Credit Agreement is amended in its entirety to read as follows:

          (c) For the purpose of calculating interest due under this Agreement, payment items shall be deemed applied by Lender on account of the Loan one Business Day after receipt in the lockbox, subject to chargebacks for uncollected payment items. No payment item received by Lender shall constitute payment to Lender until such item is actually collected by Lender and credited to the Collections Account; provided, however, Lender shall have the right to charge back to the Collections Account, the Demand Deposit Account (or any other account of Borrower maintained at Lender) any item which is returned for inability to collect, plus accrued interest during the period of Lender's provisional credit for such item prior to receiving notice of dishonor.

      2. Section 2.6 of the Credit Agreement is amended by changing the reference in the first and second paragraph from July 31, 2004 to July 31, 2005 and the second paragraph of Section 2.6 is amended in its entirety to read as follows:
      As of November 12, 2004 there are no Equipment Loans outstanding and the Borrower may request Equipment Loans up to $1,000,000.00. All Equipment Loans shall be payable interest only as a Prime Rate Borrowing or a LIBOR Borrowing until the earlier of the date upon which the Equipment Loans are advanced up to the Equipment Loan Amount or July 31, 2005. Thereafter the then outstanding balance of the Equipment Loans advanced after the date hereof shall amortize based on 60 equal monthly principal payments with interest. Upon the date amortization commences the Borrower must choose whether such Equipment Loan will be a Fixed Rate Borrowing for the balance of the terms of the Equipment Loan or either a LIBOR Borrowing or the Prime Rate Borrowing for the balance of the terms of the Equipment Loan. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of Equipment

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      Loans and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the acceleration of the Indebtedness as provided in Section 8 hereof or (ii) July 31, 2010.

      3. Section 5.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

            Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably required by Lender; provided that prior to an Event of Default such examinations shall take place during normal business hours of the Borrower and upon twenty-fours (24) hours prior notice. Borrower shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Lender may desire) by Lender as Lender may deem necessary or desirable from time to time; provided, that prior to an Event of Default, the Lender shall conduct such examinations no more than once a year. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrower and, prior to an Event of Default, shall not exceed $750.00 per day plus out of pocket expenses and not more than $11,000 per calendar year; provided such fees shall be subject to periodic review by Lender.

      4. Section 5.6 (a) of the Credit Agreement is amended and restated in its entirety as follows:

      (a)   Periodic Borrowing Base Information.

       Within twenty (20) days of the end of each fiscal month (or more frequently if required by Lender), Borrower shall deliver to Lender a Borrowing Base Certificate for the previous month in form appended hereto as Exhibit 6 (each a "Borrowing Base Certificate") and Borrower shall attach the following to the Borrowing Base Certificate, which shall be certified by the chief financial officer or chief executive officer of Borrower to be accurate and complete and in compliance with the terms of the Loan Documents: (i) a report listing all Accounts and all Eligible Accounts of Borrower as of the last Business Day of such fiscal month (an "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor, a detailing of all credits due such Account Debtor by Borrower stated in the number of days which have elapsed since the date each such credit was issued by Borrower, and such other information as Lender may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to Lender, (ii) a report listing all Inventory and all Eligible Inventory of Borrower as of the last Business Day of such fiscal month, the cost thereof, specifying Raw Material Eligible Inventory and Finished Goods Eligible Inventory as well as work in process and all Inventory which has not been timely sold by Borrower in the ordinary course of business, and such other information as Lender may require relating thereto, all in form acceptable to Lender (an "Inventory Report"), and (iii) a report reconciling (x) the Accounts and Inventory of Borrower as set forth on the Accounts Receivable Report and the Inventory Report


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      attached to the Borrowing Base Certificate to (y) the aggregate Accounts and Inventory set forth in the financial statements delivered to Lender pursuant to Section 5.6(c) (which shall be based upon Borrower's general ledger).

      5. Section 10.4 is amended to change the notification party for the Borrower as follows:

           Borrower:    TransAct Technologies Incorporated
                        7 Laser Lane
                        Wallingford, Connecticut 06492
                        Attn: Steven A. DeMartino, Executive Vice President and Chief Financial Officer


      6. Exhibit 1 is amended by restating the following definitions in their entirety:

      "Borrowing Base" means at any time the sum of (i) 85% of the total amount of Eligible Accounts, plus (ii) the lesser of (a) $5,500,000.00 and (b) 45% of the total amount of Raw Material Eligible Inventory plus 50% of Finished Goods Eligible Inventory, less (iii) the pending credit reserve of $40,000, less (iv) the outstanding amount of all Letters of Credit.

      Paragraph (p) of the definition of Eligible Accounts is amended in its entirety to read as follows:

      (p) Accounts due from any Account Debtor which comprise more than 20% of total Accounts outstanding of the Borrower or 40% as to Accounts due from GTECH or Harrah's Entertainment Inc.

      7. The Bank recognizes that Richard L. Cote is no longer active with the Borrower and consents to his replacement by Steven A. DeMartino as a Permitted Replacement Officer.

            Conditions to Closing. This Amendment shall become effective upon the completion of each of the following:

            a. Execution of this Amendment by the Borrower and the Bank and delivery of executed originals to the Bank.

            b. Perfection Certificate amended to show changes since Perfection Certificate delivered with the original Credit Agreement.

            c. Certificate of Secretary of the Borrower as to resolutions adopted by the


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      Board of Directors of the Borrower appointing Steven A. DeMartino as
      Executive Vice President and Chief Financial Officer of TransAct Technologies Incorporated and Secretary and Treasurer of TransAct.Com, Inc. and the incumbency of the officer executing this Amendment.

            d. Such additional documents, certificates and other assurances that Bank or its counsel may require.

            No Default; Representations and Warranties, etc. The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in the Credit Agreement as modified hereby are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

            Miscellaneous.

            a . Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

            b . This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

            c . This Amendment shall be governed by the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                         [SIGNATURES ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment which is a sealed instrument as of the date first above written.

                              BANKNORTH, N.A.

                              By: /s/ James Hickson
                                  James Hickson
                                  It's Vice President


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                              TRANSACT TECHNOLOGIES INCORPORATED.


                              By: /s/ Steven A. DeMartino
                                  Name: Steven A. DeMartino
                                  Title: Executive Vice President and
                                        Chief Financial Officer


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